Exhibit 10.70

Insurance Agency Contract

Party A: Yingda Taihe Life Insurance Co., Ltd.

Party B: Law Anhou Insurance Agency Co., Ltd.

According to the "People's Republic of China Insurance Law", "insurance agency regulatory requirements" and other relevant laws and regulations, the Party B commissioned within their authority to handle the insurance business matters, both parties through equal and friendly consultations, agree as follows:

Article 1

Both sides should uphold the principles of solidarity and cooperation, strict compliance with the provisions of this contract. Party B according to the scope of authorization does the insurance business for the Party A, Party A shall pay commission to Party B.

Article 2 Term

This contract is valid from January 1st, 2014 until year ended March 31, 2015. If Party A or Party B fails to sent notice before the expiration of the effective period of this contract within 60 days of each other in writing not to renew the contract, the contract is automatically renewed after the expiration of one year.

Article 3 Geographical Scope of Authorization of Agency

Party A engages Party B as the insurance agents, the geographical scope of insurance products for Party B is the area approved by the authority. Party B shall not do business out of the area.

Depending on the business development of the Party A, with written notice to change or supplement the purview of the preceding paragraph agent.

Article 4 The Scope of Agency

Party B in the authorized geographical scope of insurance provided by Party A shall, in accordance with the relevant provisions of national laws, regulations and insurance regulators, insurance business to handle the following:

1) publicity, promotion party designated insurance products as the attachment;

2) Representing Party A to negotiate with Client, analyze their need and design the insurance product, explain exactly the content and policies of the contract and forward any comments to Party A;

3) publicity, promotion party designated insurance products, life insurance business to attract and guide the insured for the relevant insurance procedures (including the interpretation of insurance products and contents insurance policy, insurance explanation precautions fill the book, the correct guidance of the insured, the insured fill in the Proposal Form and related documents);

4) Providing customers to the policy renewal insurance services (including but not limited to the timely payment of premiums to remind customers, customer visits, assisting customers for policy changes to help customers apply for claims, claims guidance, customer complaints and complaints handling and other after-sales consulting services.

Article 5 Premium collection

1, Party shall guide the client to pay the insurance via wire-transfer according to the regulation of Party A.

2, The fees of body examination shall be paid by Party B under following conditions:

(1)	Client applies to lower the premium to the product which does not need body examination

(2)	Non-medical projects to do on their own examination

(3)	Have the item not listed in examination list

(4)	After examination, the client refuse to pay the insurance, revoke the application.

Article 6 Commission

1.	The calculation or payment of the commission method is ruled in the attachment.

2.	After 10 days of receiving the signature of the client, such commission will be calculated in the current month.

3.	Any insurance contracts agented by Party B, such as after the commencement of the contract, is held invalid, or is canceled or revoked, or discharged due to customer breach of this obligation is to exercise the right to rescind the Party under the Insurance Act and other factors led to the Party the insured shall be fully refunded premiums, commissions and other compensation of all Party B within ten days after receipt of notice of Party A, should be under the protection of individual charged, full refund to the Party A, even after the termination of this contract likewise. Party B is not entitled to receive the initial brokerage for newly entered insurance contract when the former insurance contract of the insured is defaulted or surrendered 6 months before the new insurance contract is entered. Party B shall return the brokerage to Party A when the former insurance contract of the insured is defaulted or surrendered 6 months after the new insurance contract is entered.

4.	If any information provided by the client shall be corrected, the Party A will not pay the commission to Party B before such correction has been completed. If such the commission has been made, such amount will be deducted from next payment.

5.	Party B, in the termination of this contract, the two sides signed the "insurance agency business cooperation termination agreement, the Party has in fact not (such as closure, dissolution, is revoked, is declared bankrupt, etc.) or upon the law not (if a legal person under license or business license withdrawn or revoked), the Party can be made in writing immediately lift the "termination of the insurance agency business cooperation agreement.

Article 7 Rights and Obligations of Party A

1, Party A’s rights:

(1)	supervise and inspect the condition of the provision of agency services, the basic situation of the customer has the right to know and make the appropriate supervision and inspection.

(2)	Make all rule and structure related to the insurance agency business according to the actual business development

(3)	Adjust the procedure of underwriting, including the policy, rate, commission ratio.

(4)	Retain the right to confirm the insurance contract made by Party B and review all documents sent by Party B.

2, Party A’ Obligations:

(1)	Make timing underwriting for the contract made by Party B

(2)	Paying the commission to Party B on time according to the attachment.

(3)	Depending on the actual situation, the Party A shall provide to the Party B to carry out the necessary business related materials.

(4)	based on the relevant laws, regulations and insurance regulatory agencies, training and management for the Party B and depending on the actual situation of counseling training to assist employees in their insurance agents and other staff of Party B.

(5)	Notify Party any changes to the procedure of underwriting, including the policy, rate, commission ratio.

(6)	Provide other business supporting to Party B.

(7)	Not recruit any personnel of Party B.

(8)	Not provide any other economic benefit except the commission.

(9)	Notify Party B any change to its business address or contact information.

Article 8 Rights and Obligations of Party B

1, Party B’s rights:

(1)	Doing business in the authorized scope.

(2)	Receiving the commission according to this Contract.

(3)	Attending all activities held by Party A for promoting business.

2, Party B’s obligations:

(1)	Guarantee that its agency license has been effective during this contract.

(2)	Party B sells dividends, investment and even when other new universal life insurance products, should take the initiative to read tips policyholder dividends insurance, universal insurance and investment-linked insurance product descriptions, witness the policyholder on the product description autographs and special tips dividends insurance dividend uncertainty, universal insurance settlement rate expense deduction situation and uncertainty of investment-linked products and investment income situation expense deduction may be negative risks and other content

(3)	Obey the Insurance Act and other relevant acts and inspection regulation and other rule made by Party A.

(4)	Doing business according to the principle , rate and procedure, and bearing the cost and cooperate with Party A to do the inspection.

(5)	Party B shall return all marketing materials within 30 days after termination of this Contract.

(6)	After receiving the notice regarding stop selling or changes to the insurance product, Party B shall adjust accordingly and notify related person.

(7)	If any dispute or is likely to happen, Party B shall notify Party A with details in writing within 4 hour at working days and 8 hours at holidays.

(8)	Party B shall not print and advertisement in any media without prior written consent from Party A.

(9)	Party B shall not engage other third party to do any business for Party A, or open any sales outlet without Party A’s prior written consent.

(10)	Party B shall keep all material, the content of this Contract and other information from Party A or the client and not to disclose to any third party. This shall be still effective after the termination of this Contract.

(11)	Not recruit Party’A sales person.

(12)	Party B shall notify Party A if any change to the address or contact information.

(13)	Not alter or forge their own insurance contracts and related documents, forms, product promotional materials, or fictitious insurance agency business or fabricate surrender, taking a commission;

(14)	Party B has no right to issue on behalf of any insurance policy or contract of insurance or repair hair in any way to make a commitment underwritten agree not to engage in any insurance claims on behalf of Party A work, right to represent the Party A to the insured, the insured or the beneficiary entered into any agreement or make any form of payment of the debts commitment.

(15)	Party B shall not Misrepresented or failed to explain any matter that affects the rights and interests of the applicant or the insured, Instigated an applicant or an insured to conceal information from or give false information to the insurer, or knowingly concealed the fact that an applicant or an insured has concealed information from or given false information to the insurer, Prevented an applicant or an insured from disclosing information, Solicited business from an applicant or an insured by means of unfair discrimination, improper rebate, or any other inappropriate reduction of insurance premium.

(16)	All information relating to insurance contracts should be engaged in insurance agency business in the process learned truthfully inform Party A.

(17)	replace or assist others to replace customers examination, forgery or modify the medical report

(18)	Explain to the client that Party will not take the insurance liability before the insurance has been made to Party A.

(19)	Party B shall not instigated an applicant by means of threat, inducement with promise of gain, concealment, deceit, or any other inappropriate means, or false representation to terminate an in-force insurance contract and enter into a new contract that resulted in damage to the applicant

Article 9 Amendment

1.	Any waiver, modification, addendum or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of each party.

2.	Party reserves the right to adjust the insurance products, underwriting rule including the policy, rate and procedure.

3.	Party A has the right to adjust the commission rate according to the request by insurance inspection rules.

Article 10 Termination

1.	Either party may terminate this Contract with prior 60 days writing notice to the other Party.

2.	Party A could terminate this Contract with notice to Party and effective upon notice delivered:

(1)	Any violation to section 8.2 of this Contract

(2)	Having received a crime.

(3)	Refusing to adjust according to section 7.1.

(4)	Other violations to this contract and laws.

3.	This Contract is terminated upon following situations:

(1)	Any party to this contract before the expiration of the effective period of 60 days notice in writing to the other party not to renew the contract, the contract on its expiry date of the validity period shall terminate.

(2)	If there is any fact that either party (including, but not limited to, suspension of business, dissolution, bankruptcy law, etc.), or on the law (including, but not limited to revoke the business license was being revoked, ordered to close down or cancellation of a license) not running business, the other party may immediately be made in writing to terminate this contract.

4.	Party A is entitled to recover the full insurance policy contract which is terminated before the original contract and not in accordance with the life insurance agent (agency) fee payment approach" to pay money not paid the first year, such as commissions, sales bonuses, monthly performance bonuses, year-end bonuses, commissions and renewal, renewal annual service allowance, bonus rates continued agency agreed to pay Party. Party policy has been to attract all the post-service transfer back all Party B should compensate losses caused to the owner.

Article 11 General Provisions

1.	Any matters not agreed in this Contract, the relevant provisions of the relevant laws and regulations or state insurance regulators will be applied or both parties agree to sign separate agreement. This Agreement, including all appendices and attachments hereto, constitutes the complete and exclusive understanding and agreement between the parties regarding its subject matter and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to its subject matter.

2.	The notifying in this contract shall be sent to the address shown in the contract in writing or according to the other party written notice of change of address.

3.	When the contract is signed, Party B should provide a copy of the relevant certificates of insurance agent license, business license, legal license, organization code certificate, etc. to the Party A for the record. If there is a change in the license contract period, Party B shall immediately seized a new certificate and a copy of the memorandum sent to the Party A. Without the written consent of the other party, either party shall not assign or transfer its rights or obligations based born of this contract.

4.	Due to disputes arising from this contract, the two parties through friendly consultation, negotiation fails, either party shall have the right to sue in the local people's court.

5.	This Contract will be executed in four copies; two for each party.

Dec. 31, 2013

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